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As filed with the Securities and Exchange Commission on October 12, 2016

File No. 001-37805

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Quality Care Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	81-2898967 (I.R.S. Employer Identification No.)
1920 Main Street, Suite 1200 Irvine, California (Address of principal executive offices)	92614 (Zip Code)

Registrant's telephone number, including area code:
 (949) 407-0700

With copies to:

Joseph A. Coco, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Robert B. Schumer, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
 None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 QUALITY CARE PROPERTIES, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Risk Factors," "Cautionary Statement Regarding Forward-Looking Statements," "The Spin-Off," "Description of Financing and Material Indebtedness," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business and Properties," "Certain Relationships and Related Person Transactions," "Our Relationship with HCP Following the Spin-Off," "U.S. Federal Income Tax Considerations" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements." Those sections are incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary—Summary Historical Combined Consolidated and Unaudited Pro Forma Combined Consolidated Financial Data," "Unaudited Pro Forma Combined Consolidated Financial Statements," "Selected Historical Combined Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties." Those sections are incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Security Ownership of Certain Beneficial Owners and Management." Those sections are incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections of the information statement entitled "Management," "Certain Relationships and Related Person Transactions" and "Our Relationship with HCP Following the Spin-Off." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business and Properties—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "The Spin-Off," "Dividend Policy," "Management" and "Description of Our Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the sections of the information statement entitled "Summary—Internal Restructuring," "The Spin-Off," "Certain Relationships and Related Person Transactions" and "Description of Our Capital Stock." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "The Spin-Off" and "Description of Our Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock—Indemnification of Directors and Executive Officers." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the sections of the information statement entitled "Summary—Summary Historical Combined Consolidated and Unaudited Pro Forma Combined Consolidated Financial Data," "Unaudited Pro Forma Combined Consolidated Financial Statements," "Selected Historical Combined Consolidated Financial Data" and "Index to Financial Statements" (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        Not applicable.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the sections of the information statement entitled "Unaudited Pro Forma Combined Consolidated Financial Statements," and "Index to Financial Statements" (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description
2.1	†	Purchase Agreement, dated as of December 13, 2010, by and among HCP, Inc. ("HCP"), HCP 2010 REIT LLC, HCR ManorCare, Inc., HCR Properties, LLC and HCR Healthcare, LLC (incorporated herein by reference to Exhibit 2.1 to HCP's Current Report on Form 8-K (File No. 001-08895), filed December 14, 2010)

2.1.1	+	Amendment to Purchase Agreement, dated as of April 7, 2011, by and among HCP, HCP 2010 REIT LLC, HCR ManorCare MergeCo, Inc., HCR ManorCare, LLC, HCR Properties, LLC and HCR Healthcare, LLC (incorporated herein by reference to Exhibit 2.1 to HCP's Current Report on Form 8-K (File No. 001-08895), filed April 13, 2011)

2.2	***	Form of Separation and Distribution Agreement

3.1	**	Articles of Incorporation of Quality Care Properties, Inc.

3.1.1	**	Articles of Amendment of Quality Care Properties, Inc.

3.1.2	***	Form of Articles of Amendment and Restatement of Quality Care Properties, Inc.

3.2	***	Form of Articles Supplementary for Class A Preferred Stock of Quality Care Properties, Inc.

3.3	**	Bylaws of Quality Care Properties, Inc.

3.3.1	***	Form of Amended and Restated Bylaws of Quality Care Properties, Inc.

10.1	+	Master Lease and Security Agreement, dated as of April 7, 2011, by and between the parties set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.1 to HCP's Current Report on Form 8-K (File No. 001-08895), filed July 12, 2011)

10.1.1		First Amendment to Master Lease and Security Agreement, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.59.1 to HCP's Annual Report on Form 10-K (File No. 001-08895), filed February 14, 2012)

10.1.2		Second Amendment to Master Lease and Security Agreement, dated as of May 16, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.59.2 to HCP's Annual Report on Form 10-K (File No. 001-08895), filed February 14, 2012)

10.1.3		Third Amendment to Master Lease and Security Agreement, dated as of January 10, 2012, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.59.3 to HCP's Annual Report on Form 10-K (File No. 001-08895), filed February 14, 2012)

10.1.4		Fourth Amendment to Master Lease and Security Agreement, dated as of April 18, 2012, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.1 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed May 1, 2012)

Exhibit Number		Exhibit Description
10.1.5		Fifth Amendment to Master Lease and Security Agreement, dated as of May 4, 2012, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.1 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed July 31, 2012)

10.1.6		Sixth Amendment to Master Lease and Security Agreement, dated as of May 30, 2012, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.2 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed July 31, 2012)

10.1.7		Seventh Amendment to Master Lease and Security Agreement, dated as of February 11, 2013, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.4 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed May 3, 2013)

10.1.8		Eighth Amendment to Master Lease and Security Agreement, dated as of July 31, 2014, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.1 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed November 4, 2014)

10.1.9		Ninth Amendment to Master Lease and Security Agreement, dated as of September 30, 2014, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.2 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed November 4, 2014)

10.1.10	+	Tenth Amendment to Master Lease and Security Agreement, dated as of March 29, 2015, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.2 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed May 5, 2015)

10.1.11		Eleventh Amendment to Master Lease and Security Agreement, dated as of August 1, 2015, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.4 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed August 4, 2015)

10.1.12		Addendum #1 to Master Lease and Security Agreement, dated as of October 23, 2015, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.3 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed November 3, 2015)

10.1.13		Addendum #2 to Master Lease and Security Agreement, dated as of November 2, 2015, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.4 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed November 3, 2015)

10.1.14		Addendum #3 to Master Lease and Security Agreement, dated as of December 16, 2015, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.23.14 to HCP's Annual Report on Form 10-K (File No. 001-08895), filed February 9, 2016)

10.1.15	+	Twelfth Amendment to Master Lease and Security Agreement, dated as of February 24, 2016, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.2 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed May 9, 2016)

Exhibit Number		Exhibit Description
10.1.16		Addendum #4 to Master Lease and Security Agreement, dated as of February 16, 2016, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.3 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed May 9, 2016)

10.1.17		Addendum #5 to Master Lease and Security Agreement, dated as of March 14, 2016, by and among the parties signatory thereto and HCR III Healthcare, LLC (incorporated herein by reference to Exhibit 10.4 to HCP's Quarterly Report on Form 10-Q (File No. 001-08895), filed May 9, 2016)

10.1.18	***	Guaranty of Obligations, dated as of February 11, 2013, by HCR ManorCare, Inc., as guarantor, and the lessor entities named therein

10.2	***	Form of Transition Services Agreement

10.3	***	Form of Tax Matters Agreement

10.4	***‡	Form of Quality Care Properties, Inc. 2016 Performance Incentive Plan

10.5	***‡	Employment Agreement, dated as of August 3, 2016, between Quality Care Properties, Inc. and Mark Ordan

10.5.1	***‡	First Amendment, dated as of October 3, 2016, to the Employment Agreement, dated as of August 3, 2016, between Quality Care Properties, Inc. and Mark Ordan

10.6	***‡	Form of Director and Officer Indemnification Agreement

21.1	***	List of Subsidiaries of Quality Care Properties, Inc.

99.1	**	Preliminary Information Statement of Quality Care Properties, Inc., subject to completion, dated October 12, 2016

*
To be filed by amendment.

**
Filed herewith.

***
Previously filed.

+
Portions of this exhibit have been omitted pursuant to a request for confidential treatment with the SEC.

‡
Management contract or compensatory plan or arrangement.

†
Certain schedules or similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the Securities and Exchange Commission (the "SEC"). A list of the schedules to the Purchase Agreement follows:

Schedule 1.1	Individuals deemed to have Knowledge of the Company
Schedule 1.2	Individuals deemed to have Knowledge of the Parent
Schedule 1.3	REIT Indebtedness
Schedule 4.2.1	Capital Structure; Subsidiaries
Schedule 4.2.2	Warrants and rights to acquire PropCo
Schedule 4.2.3	REIT Subsidiaries
Schedule 4.2.4	Equity Interests of REIT Subsidiaries
Schedule 4.2.5	Warrants and rights to acquire Equity Interests in REIT Subsidiaries
Schedule 4.2.7	Encumbrances on Company Common Stock
Schedule 4.3.2	Encumbrances created on REIT Assets due to Agreements
Schedule 4.3.3	Governmental Authorities; Consents
Schedule 4.4.1	Audited Financial Statements
Schedule 4.4.3	Material Liabilities of the Company or its Subsidiaries
Schedule 4.5	Material Changes or Events
Schedule 4.6	Litigation (Company)
Schedule 4.7.1	REIT Facilities

Schedule 4.7.3	REIT Facilities
Schedule 4.7.4	Third Party Agreements
Schedule 4.7.5	Material renovation or construction projects
Schedule 4.7.6	Ground Leases
Schedule 4.7.8	REIT Real Property and FF&E Tangible Personal Property
Schedule 4.8	Environmental Matters
Schedule 4.9	Affiliate Transactions; Intercompany Liabilities (Company)
Schedule 4.10.1	Employee Plans
Schedule 4.11.2	Employee Matters
Schedule 4.12.1	Intellectual Property
Schedule 4.13.1	Tax proceedings
Schedule 4.13.2	Tax treatment
Schedule 4.13.4	Material adjustments
Schedule 4.13.5	Third Party Taxes
Schedule 4.15	Compliance with Laws; Permits
Schedule 4.16.1	Contracts
Schedule 4.17	Guarantees; Letters of Credit
Schedule 4.18	Insurance
Schedule 5.3.2	Authority; Noncontravention; Consents (Parent)
Schedule 5.4.1	SEC Filings; Financial Statements (Parent)
Schedule 5.5	Absence of Certain Changes or Events (Parent)
Schedule 5.6	Litigation (Parent)
Schedule 5.7	Affiliate Transactions; Intercompany Liabilities (Parent)
Schedule 5.8.1	Taxes (Parent)
Schedule 6.1	Conduct Pending Closing
Schedule 9.2.1	Indemnification and Reversion Provision

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Quality Care Properties, Inc.
By:	/s/ TROY E. MCHENRY
	Name:	Troy E. McHenry
	Title:	Executive Vice President and Corporate Secretary

Date: October 12, 2016

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QUALITY CARE PROPERTIES, INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES